SECOND FORBEARANCE AGREEMENT TO CREDIT AGREEMENT

This SECOND FORBEARANCE AGREEMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of December 1, 2008, by and among Buffets, Inc., a Minnesota corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Borrower”), Buffets Holdings, Inc., a Delaware corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Holdings”), the Subsidiaries of Borrower and Holdings, as Guarantors (together with Borrower and Holdings, the “Loan Parties”), the financial institutions party hereto as Lenders (collectively, the “Lenders”) and Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as hereinafter defined).

RECITALS

A. On January 22, 2008, Borrower and Holdings and certain of their Subsidiaries each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On February 22, 2008, the Bankruptcy Court entered a final order (as has been or may upon Lender's consent as provided therein be further amended, restated, supplemented or otherwise modified from time to time, the “Final Order”) authorizing Borrower to obtain post-petition debtor-in-possession financing pursuant to the terms and conditions set forth in that certain Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January 22, 2008 (as has been or may upon Lenders’ consent as provided therein be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to the Credit Agreement, the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to Borrower.

C. As of the date hereof, the Event of Default listed on Exhibit A hereto has occurred on November 21, 2008 and is continuing as of the date hereof (the “Specified Default(s)”) and the Loan Parties agree that such Specified Default has occurred and is continuing.

D. Upon Borrower’s request, the undersigned Lenders have agreed, subject to the terms and conditions set forth herein, not to waive the Specified Default or any rights or remedies they have but to forbear from exercising certain of their default-related rights and remedies against Borrower and the other Loan Parties with respect to the Specified Default in accordance with the following.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by Borrower of Obligations and Specified Default.

(a) Borrower and each other Loan Party acknowledges and agrees that as of November 21, 2008, the aggregate principal balance of the outstanding Obligations under the Credit Agreement is at least $279,580,667.44, and that the respective principal balances of the various Loans as of such date were not less than the following:

New Money Loans	$ 79,950,000.00
Rollover Loans	$199,630,667.44

The foregoing amounts do not include interest, fees (including the fee Borrower is required to pay pursuant to Section 13(b) of this Agreement upon execution of this Agreement), expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. All of the Obligations, including those set forth above, are valid and outstanding, and none of Borrower and the other Loan Parties has any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations or in respect of or against any of the Loan Parties.

(b) Borrower and each other Loan Party acknowledges and agrees that the Specified Default constitutes a material Event of Default that has occurred and is continuing as of the date hereof. Prior to the effectiveness of this Agreement, the existence of the Specified Default (i) relieved the Lenders from any obligation to provide any financial accommodations under the Credit Agreement or other Loan Documents and (ii) permitted the Lenders to, among other things, (A) suspend or terminate any commitment to provide Loans or make other extensions of credit under any or all of the Credit Agreement and the other Loan Documents, (B) accelerate all or any portion of the New Money Loans, (C) charge the default interest rate applicable pursuant to Section 2.07 of the Credit Agreement with respect to the New Money Loans, (D) if necessary, commence any legal or other action to collect any or all of the Obligations from Borrower, any other Loan Party and/or any Collateral or any other property as to which any other Person granted the Lenders a security interest therein as security for the Obligations or any guaranty thereof (collectively, the “Other Collateral”), (E) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral and Other Collateral, (F) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law, and/or (G) exercise any other and further right provided for in the Final Order.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a) Effective as of the Forbearance Effective Date, the Lenders agree that until the expiration or termination of the Forbearance Period (as hereinafter defined), they will temporarily forbear from exercising their respective default-related rights and remedies against Borrower or any other Loan Party solely with respect to the Specified Default. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the earlier to occur of: (i) any Forbearance Default (as hereinafter defined), and (ii) December 5, 2008; provided, however that if (x) the Borrower and the Lenders negotiate and successfully conclude an amendment to the Credit Agreement on or before December 5, 2008, and (y) the Borrower files an emergency motion with the Bankruptcy Court for approval of said amendment on or before December 8, 2008 with such hearing to be held no later than December 16, 2008, then the Forbearance Period shall be automatically extended to the date of the hearing in the Bankruptcy Court in respect of such motion but in no event later than December 16, 2008; provided further however, that if the Lenders have not provided the Borrower with a draft amendment to the Credit Agreement by 5:00 p.m. (EST) on December 1, 2008, then the December 5, 2008 termination date for the Forbearance Period shall be automatically extended to December 10, 2008 and the other dates in the foregoing provision shall be extended accordingly. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default other than the Specified Default, (B) the failure of Borrower or any other Loan Party to timely comply with any term, condition, or covenant set forth in this Agreement or (C) the failure of any representation or warranty made by Borrower or any other Loan Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty. Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

(b) Upon the termination or expiration of the Forbearance Period, the agreement of the Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and the other Loan Parties each waives. Borrower and the other Loan Parties each agrees that the Lenders may at any time after the expiration or termination of the Forbearance Period proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law, all of which rights and remedies are fully reserved by the Lenders.

(c) Any agreement by the Lenders to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each Lender (constituting Required Lenders with respect hereto). Each of Borrower and the other Loan Parties acknowledges that no Lender has made any assurances concerning any possibility of an extension of the Forbearance Period.

(d) Each of Borrower and the other Loan Parties acknowledges and agrees that any financial accommodation which the Lenders make on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the covenants, agreements, representations and warranties of Borrower and the other Loan Parties hereunder.

(e) From the date of the occurrence of the Specified Default, Borrower shall pay interest on the New Money Loans at the default rate (i.e., the rate otherwise applicable to the New Money Loans pursuant to Section 2.06 of the Credit Agreement plus 2.00% per annum) pursuant to Section 2.07 of the Credit Agreement as a result of the existence of the Specified Default.

SECTION 3. Representations, Warranties And Covenants Of Borrower and Other Loan Parties. To induce the Lenders to execute and deliver this Agreement, each of Borrower and the other Loan Parties represents, warrants and covenants that:

(a) The individual executing this Agreement on behalf of Borrower and each other Loan Party is authorized to so act and the execution of this Agreement by such individual makes the obligations set forth herein legal, valid, binding and enforceable against Borrower or such other Loan Party in accordance with their respective terms, except as the enforcement thereof may be subject to the Final Order;

(b) Except with respect to the Specified Default, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate the Final Order;

(d) As of the date hereof, no Forbearance Default has occurred or is continuing. Lenders’ security interests in the Collateral and Other Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations and no tax or judgment liens are currently of record against Borrower or any other Loan Party.

(e) In accordance with the Final Order, no payments of interest shall be made on the Rollover Loans for so long as the Specified Default is continuing and has not been waived.

(f) The Borrower and Holdings will continue to operate their respective businesses and manage their respective properties in the ordinary course of business.

(g) In accordance with the Credit Agreement, the Borrower shall provide the New Money Lenders with access to the Debtors’ real estate advisor, Huntley, Mulaney, Spargo & Sullivan, LLC, regarding real estate analyses it has performed for the Debtors.

(h) Each of Borrower and Holdings, on behalf of itself and its successors, assigns and other legal representatives, hereby agrees that, during the Forbearance Period, it will not sue any of the Lenders in their capacity as Lenders and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”) on the basis of any liens, claims, interests and causes of action of any nature (collectively, “Claims”), that any of Borrower or Holdings or their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors or assigns now has or hereafter may have against the Releasees, based on facts existing on or before the Forbearance Effective Date that relate to: (i) any Loan Document, (ii) any transaction, action, or omission contemplated thereby, or (iii) any aspect of the dealings or relationships between or among Borrower and the other Loan Parties, on the one hand, and the Lenders, on the other hand, relating to any Loan Document or transaction, action or omission contemplated thereby.

SECTION 4. Ratification of Liability. Each of Borrower and the other Loan Parties hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under the Credit Agreement and each other Loan Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations. Each of Borrower and the other Loan Parties (i) acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

SECTION 5. Reference To And Effect Upon The Credit Agreement.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lenders and all of the Obligations, shall remain in full force and effect. Each of Borrower and the other Loan Parties hereby confirms that no such party has any right of set-off, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Forbearance Default, (ii) constitute a consent to or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of the Lenders, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, the Lenders reserve all of their rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law. All of the provisions of the Credit Agreement and the other Loan Documents are hereby reiterated.

(c) From and after the Forbearance Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 6. Construction. This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 8. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

SECTION 9. Further Assurances. Borrower and each other Loan Party agrees to, and to cause any other Loan Party to, take all further actions and execute all further documents as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 10. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 11. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 12. Effectiveness. This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived) as determined by the Required Lenders in their sole discretion:

(a) Execution. The Administrative Agent shall have received duly executed signature pages for this Agreement signed by the Required Lenders, Borrower and the other Loan Parties.

(b) Representations and Warranties. As of the Forbearance Effective Date, each representation and warranty of each Loan Party set forth in Section 3 shall be true and correct in all material respects.

(c) No Default. Except for the Specified Default, no event shall have occurred and be continuing that would constitute a Default or a Forbearance Default.

(d) Fees and Expenses. Borrower and each other Loan Party shall have paid the fees, costs and expenses described in Section 13(a) and Section 13(b) of this Agreement.

SECTION 13. Costs and Expenses.

(a)  Costs and Expenses. Borrower and Holdings agree, jointly and severally, in the manner and subject to the restrictions provided in the Credit Agreement and the Final Order, to pay all fees, costs, charges and expenses incurred by Anchorage Crossover Credit Finance, Ltd., King’s Cross Asset Funding 27 SARL, Watershed Capital Partners, L.P., Watershed Capital Institutional Partners, L.P., Watershed Capital Partners (Offshore), Ltd., and their respective affiliates in connection with the Bankruptcy Cases, including but not limited to this Agreement, the Credit Agreement and the other Loan Documents (including the reasonable fees, charges and disbursements of Kasowitz, Benson Torres & Friedman LLP (“KBTF”), counsel to such Lenders). On or before December 1, 2008 at 5:00p.m., Borrower shall deposit with KBTF the sum of $250,000 as a retainer (the “KBTF Retainer”) to be applied by KBTF towards fees for services rendered to such Lenders in respect of the Bankruptcy Cases. Borrower and Holdings agree, jointly and severally, to replenish the KBTF Retainer from time to time upon written request from KBTF, so that at all times the remaining amount of the KBTF Retainer that has not been applied to fees for services of KBTF shall be not less than $250,000.

(b)  Forbearance Fee. Borrower and Holdings agree, jointly and severally, on or before 5:00 p.m. on December 1, 2008 to pay to the Administrative Agent, for the benefit of those Lenders with outstanding New Money Loans, a forbearance fee in the amount of 0.25% of the aggregate amount of outstanding New Money Loans.

SECTION 14. Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders and their respective successors and assigns; provided, that no Loan Party shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Administrative Agent in its sole discretion. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 15. Final Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lenders Documents”) set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship among such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lenders Documents may be amended, restated, waived or otherwise modified except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Lenders’ exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto that are inconsistent with the terms of this Agreement.

SECTION 16. Rights of the Official Committee of Unsecured Creditors Unaffected. Notwithstanding the foregoing, nothing in this Agreement shall affect the rights of the Official Committee of Unsecured Creditors under paragraph 19 of the Final Order to assert a Challenge or Excepted Challenge.

SECTION 17. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow.]

IN WITNESS WHEREOF, this Second Forbearance Agreement to Credit Agreement has been executed by the parties hereto as of the date first written above.

BUFFETS, INC., as Borrower		BUFFETS HOLDINGS, INC., as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall	Name:	A. Keith Wall
Its:	EVP, Chief Financial Officer	Its:	EVP, Chief Financial Officer

HOMETOWN BUFFET, INC., as Loan Party		OCB PURCHASING CO., as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall	Name:	A. Keith Wall
Its:	EVP, Chief Financial Officer	Its:	EVP, Chief Financial Officer

OCB RESTAURANT COMPANY, LLC, as Loan Party		BUFFETS FRANCHISE HOLDINGS, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	Chief Finance Manager	Its:	Chief Finance Manager

BUFFETS LEASING COMPANY, LLC, as Loan Party		RYAN’S RESTAURANT GROUP, INC., as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall
Its:	Chief Finance Manager	Its:	EVP, Chief Financial Officer

RYAN’S RESTAURANT LEASING COMPANY, LLC, as Loan Party		RYAN’S RESTAURANT MANAGEMENT GROUP, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	Chief Finance Manager	Its:	Chief Finance Manager

HOMETOWN LEASING COMPANY, LLC, as Loan Party		OCB LEASING COMPANY, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	Chief Finance Manager	Its:	Chief Finance Manager

FIRE MOUNTAIN RESTAURANTS, LLC, as Loan Party		FIRE MOUNTAIN LEASING COMPANY, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	Chief Finance Manager	Its:	Chief Finance Manager

FIRE MOUNTAIN MANAGEMENT GROUP, LLC, as Loan Party		BIG R PROCUREMENT COMPANY, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	Chief Finance Manager	Its:	Chief Finance Manager

TAHOE JOE’S, INC., as Loan Party		TAHOE JOE’S LEASING COMPANY, LLC, as Loan Party
By:	/s/ A. Keith Wall	By:	/s/ A. Keith Wall
Name:	A. Keith Wall .	Name:	A. Keith Wall .
Its:	EVP, Chief Financial Officer	Its:	Chief Finance Manager

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:
Name:
Title:

WATERSHED CAPITAL PARTNERS, L.P., as a Lender
By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee A. Moore
Name:	Meridee A. Moore
Title:	Senior Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P. as a Lender
By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee A. Moore
Name:	Meridee A. Moore
Title:	Senior Managing Member

ANCHORAGE CROSSOVER CREDIT FINANCE, LTD. as a Lender
By:	/s/ Michael Aglialoro
Name:	Michael Aglialoro
Title:	Executive Vice President

King’s Cross Asset Funding 27 sarl as a Lender
By:	/s/ Jenny Karlsson
Name:	Jenny Karlsson
Title:	Authorized Signatory

King’s Cross Asset Funding 27 sarl as a Lender
By:	/s/ Beatriz Villate
Name:	Beatriz Villate
Title:	Authorized Signatory

EXHIBIT A (Specified Default)

1.
Event of Default under Section 7(d) of the Credit Agreement, as a result of the Borrower’s failure to meet the Minimum Consolidated EBITDA covenant set forth in Section 6.13 of the Credit Agreement for the fiscal accounting period ending on October 22, 2008.